EXHIBIT 23.1



            Report of Independent Registered Public Accounting Firm



Board of Directors
Mr. Mitchell Geisler, President
Pacific Gold Corp.
157 Adelaide Street West, Suite 600
Toronto, Ontario M5H4E7

Gentlemen:

We hereby consent to the incorporation by reference into Pacific Gold's Form S-8 Registration Statement 333-110969 of the audit report dated March 23, 2005 relating to the financial statements of Pacific Gold for the fiscal year ended December 31, 2004 appearing in this Report on Form 10KSB.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 8, 2005